Exhibit 23.1

MICHAEL TROKEY & COMPANY, P.C.

CONSENT OF MICHAEL TROKEY & COMPANY, P.C.

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-136607) on Form S-8 of Liberty Bancorp, Inc. of our report dated November 22, 2006 relating to the consolidated financial statements as of September 30, 2006 of Liberty Bancorp, Inc., which appears in the 2006 annual report, which is incorporated in this Annual Report on Form 10-K.

/s/ Michael Trokey & Company, P.C.

December 22, 2006

Michael Trokey & Company P.C.